Exhibit 8.1

250 West 55th Street New York, NY 10019-9710 +1 212 836 8000 main +1 212 836 8689 fax

July 7, 2016

Five Oaks Investment Corp.

540 Madison Avenue

19th Floor,

New York, New York 10022

Ladies and Gentlemen:

You have requested our opinion concerning certain U.S. federal income tax considerations in connection with the registration statement on Form S-3 (the “Registration Statement”) that Five Oaks Investment Corp., a Maryland corporation (the “Company”), is filing with the Securities and Exchange Commission (the “Commission”) on the date hereof with respect to up to 6,485,417 shares of its common stock, par value $0.01 per share (the “Common Stock”), and warrants to purchase up to 3,125,000 shares of its Common Stock (the “Warrants”), in each case, that may be resold from time to time by the selling stockholders identified in the Registration Statement. We have acted as tax counsel to the Company in connection with the preparation of the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided to us by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with, and we are relying upon, a certificate containing certain factual statements, factual representations and covenants of an officer of the Company (the “Officer’s Certificate”) relating to, among other things, the actual and proposed operations of the Company and the entities in which it holds, or has held, a direct or indirect interest (the “Entities”). For purposes of our opinion, we have not independently verified the facts, statements, representations and covenants set forth in the Officer’s Certificate, the Registration Statement, or in any other document. In particular, we note that the Company and the Entities may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. Consequently, we have relied on your representation that the facts, statements, representations, and covenants presented in the Officer’s Certificate, the Registration Statement, and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to the organization and operation of the Company and the Entities. We have assumed that all such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent, materiality, or otherwise. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. We are not aware of any facts inconsistent with the statements in the organizational documents, the Registration Statement or the Officer’s Certificate. Any material change or inaccuracy in the facts, statements, representations, and covenants referred to, set forth, or assumed herein or in the Officer’s Certificate may affect our conclusions set forth herein.

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In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) the Company and the Entities have been and will continue to be operated in accordance with the laws of the jurisdictions in which they were formed and in the manner described in the relevant organizational documents and (ii) each of the written agreements to which the Company or any of the Entities is a party has been and will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (the “Regulations”), administrative rulings, other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (the “IRS”), and the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the Entities have been formed, all as they exist at the date hereof. It should be noted that the Code, the Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

We express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States. We express no opinion on any issue relating to the Company or any Entity or any investment therein, other than as expressly stated herein.

Based on and subject to the foregoing, we are of the opinion that:

1.	Commencing with the Company’s initial taxable year ended on December 31, 2012, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and its actual method of operation through the date of this opinion has enabled, and its current and proposed method of operation will continue to enable, it to maintain its qualification and taxation as a REIT under the Code for subsequent years. As noted in the Registration Statement, the Company’s qualification and taxation as a REIT under the Code depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels and the diversity of its stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of the Company’s operations for any future taxable year will satisfy the requirements for taxation as a REIT under the Code.

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2.	Although the discussion set forth or incorporated by reference in the Registration Statement under the headings “Risk Factors — Tax Risks” and “U.S. Federal Income Tax Considerations” does not purport to discuss all possible U.S. federal income tax consequences of the ownership and disposition of the Common Stock and Warrants, such discussion constitutes, in all material respects, a fair and accurate summary under current law of the material U.S. federal income tax consequences of the ownership and disposition of the Common Stock and Warrants, subject to the qualifications set forth therein.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

This opinion is furnished to you in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Kaye Scholer LLP under the headings “U.S. Federal Income Tax Considerations” and “Certain Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

Very truly yours,

/s/ Kaye Scholer LLP